Exhibit 107.1

Calculation of Filing Fee Tables

Form S-3

(Form Type)

TaskUs, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Primary Offering of Securities

Fees to Be Paid

	Equity	Class A Common Stock, $0.01 par value per share (3)		(1)(2)	(1)(2)	(1)(2)

	Equity	Preferred Stock, $0.01 par value per share (3)		(1)(2)	(1)(2)	(1)(2)

	Other	Depositary Shares(3)		(1)(2)	(1)(2)	(1)(2)

	Debt	Debt Securities		(1)(2)	(1)(2)	(1)(2)

	Debt	Guarantees of Debt Securities(4)		(1)(2)	(1)(2)	(1)(2)

	Other	Warrants(5)		(1)(2)	(1)(2)	(1)(2)

	Other	Subscription Rights		(1)(2)	(1)(2)	(1)(2)

	Other	Purchase Contracts		(1)(2)	(1)(2)	(1)(2)

	Other	Units		(1)(2)	(1)(2)	(1)(2)

	Unallocated (Universal) Shelf	N/A	457(o)	(6)	(6)	$500,000,000	$147.60 per $1,000,000	$73,800.00(7)

Secondary Offering Securities

Fees to Be Paid	Equity(8)	Class A Common Stock, $0.01 par value per share	Other(8)	70,032,694	$13.23(8)	$926,532,541.62	$147.60 per $1,000,000	$136,756.20

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					$1,426,532,541.62		$210,556.20

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$210,556.20

(1)

Other than the allocated shares of Class A Common Stock, $0.01 par value per share (the “common stock”) that may be sold by the selling stockholders, the Registration Statement on Form S-3 to which this exhibit relates (the “Registration Statement”) registers such indeterminate number or amount, as the case may be, of the securities of each identified class as may from time to time be offered and sold at indeterminate prices, which together shall have a maximum aggregate offering price not to exceed $500,000,000. The securities covered by the Registration Statement may be sold or otherwise distributed separately, or as units with other securities covered by the Registration Statement. The proposed maximum offering price per security will be determined from time to time by TaskUs, Inc. (“TaskUs”) in connection with the issuance by TaskUs of the unallocated securities registered.

(2)

The Registration Statement also covers an indeterminate amount of each identified class of securities as may be issued upon conversion of, or in exchange for, or upon exercise of, or pursuant to, convertible or exchangeable securities that provide for exercise or conversion into or purchase of such securities of TaskUs, and an indeterminate amount of additional securities that may become issuable to prevent dilution resulting from stock splits, stock dividends or other similar transactions. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares.

(3)

The depositary shares being registered will be evidenced by depositary receipts issued under a deposit agreement. If TaskUs elects to offer fractional interests in common stock or preferred stock to the public, depositary receipts will be distributed to the investors purchasing the fractional interests, and the common stock or preferred stock will be issued to the depositary under the deposit agreement.

(4)

No separate consideration will be paid in respect of the guarantees. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended (the “Securities Act”), no separate fee is payable with respect to the guarantees of debt securities.

(5)	The warrants covered by the Registration Statement may be warrants for common stock, preferred stock or debt securities.
(6)	Omitted pursuant to Rule 457(o) under the Securities Act and Instruction 2.A.iii.b to Item 16(b) of Form S-3.
(7)	Calculated pursuant to Rule 457(o) under the Securities Act.
(8)

Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(c) under the Securities Act. The price per share and aggregate offering price are based on the average of the high and low price of the common stock on July 2, 2024, as reported on the Nasdaq Global Select Market. The proposed maximum offering price per share of common stock will be determined from time to time by the selling stockholders in connection with, and at the time of, the sale by the selling stockholder of their shares of common stock that are registered under the Registration Statement. The Registration Statement also covers an indeterminate amount of additional shares of common stock that may become issuable to prevent dilution resulting from stock splits, stock dividends or other similar transactions.